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                                                          Exhibit 99.B(2)(K)(ii)

             ING GLOBAL EQUITY DIVIDEND AND PREMIUM OPPORTUNITY FUND
                         7337 East Doubletree Ranch Road
                            Scottsdale, Arizona 85258

March 28, 2005

ING Funds Distributor, LLC
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258

          Re: Distribution Agreement (the "Agreement")
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Gentlemen:

     ING Global Equity Dividend and Premium Opportunity Fund is a Delaware statutory trust operating as a closed-end management investment company (hereinafter referred to as the "Trust"). The Trust has filed a registration statement on Form N-2 (File Nos. 333-114333 and 811-21553) (the "Registration Statement") under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933, as amended (the "1933 Act") to register shares of the Trust which may be issued and sold to the public from time to time.

     You have informed us that ING Funds Distributor, LLC is registered as a broker-dealer under the provisions of the Securities Exchange Act of 1934 and is a member in good standing of the National Association of Securities Dealers, Inc. You have indicated your desire to act as distributor for certain of the shares of the Trust issued pursuant to the Registration Statement. We have been authorized by the Trust to execute and deliver this Agreement to you by a resolution of our Board of Trustees (the "Trustees") adopted at a meeting of the Trustees, at which a majority of Trustees, including a majority of our Trustees who are not otherwise interested persons (as such term is defined in the 1940
Act) of our investment manager or its related organizations, were present and voted in favor of such resolution approving this Agreement.

     1. APPOINTMENT OF DISTRIBUTOR. Upon the execution of this Agreement and in consideration of the agreements on your part herein expressed and upon the terms and conditions set forth herein, we hereby appoint you as a distributor for shares of the Trust to be issued pursuant to the Registration Statement (the "Shares"), and agree that we will deliver to you such Shares as you may sell. You agree to use reasonable efforts to promote the sale of the Shares, but you are not obligated to sell any specific number of the Shares.

     2. SELECTED DEALERS. You may enter into selected dealer agreements, on such terms and conditions as you determine are not inconsistent with this Agreement, with broker-dealers for the sale of the Shares. Such selected broker-dealers shall sell Shares only at the public offering price as set forth in the Trust's then-current Prospectus under the Registration Statement. This Agreement shall not be construed as authorizing any dealer or other person to accept orders for sale on our behalf or to otherwise act as our agent for any purpose. You shall not be responsible for the acts of other dealers or agents except as and to the extent that they shall be acting for you or under your direction or authority.

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     3.   OFFERING PRICE. The public offering price per Share shall be determined in accordance with the then current Prospectus of the Trust under the Registration Statement. In no event shall the public offering price be less than the current net asset value per Share (the "Minimum Price"). You shall suspend the sale of Shares if the per share price of the Shares is less than the Minimum Price.

     4. FURNISHING OF INFORMATION. We will furnish you with copies of the Registration Statement, and we warrant that the statements therein contained are true and correct as of the date of the Registration Statement, as it may be amended or supplemented from time to time. We will also furnish you with such other information which you may reasonably request for use in connection with the distribution of the Shares, including, at least annually, audited financial statements of our books and accounts certified by independent public accountants.

     5. CONDUCT OF BUSINESS. Other than the currently effective Prospectus and Statement of Additional Information, you will not use any sales materials or statements except literature or advertising which conforms to the requirements of federal and state securities laws and regulations and which have been filed, where necessary, with the appropriate regulatory authorities. You will furnish us with copies of all material prior to their use and no such material shall be published if we shall reasonably and promptly object.

     You shall comply with the applicable federal and state laws and regulations where our shares are offered for sale and conduct your affairs with us and with dealers, brokers or investors in accordance with the Conduct Rules of the National Association of Securities Dealers, Inc.

     6. OTHER ACTIVITIES. Your services pursuant to this Agreement shall not be deemed to be exclusive, and you may render similar services and act as an underwriter, distributor or dealer for other investment companies in the offering of their shares.

     7. SUSPENSION OF SALES. We reserve the right at all times to suspend or limit the public offering of the shares upon written notice to you, and to reject any order in whole or in part.

     8.   PAYMENT OF EXPENSES.

          (a) You shall bear all expenses incurred by you in connection with your duties and activities under this Agreement including the payment to selected dealers of any sales commissions for sales of the Trust's Shares.

          (b) The Trust shall bear all costs and expenses of the Trust, including expenses (including legal fees) pertaining to the preparation and filing of the Registration Statement and Prospectus and any amendment or supplement thereto, and expenses pertaining to the preparation, printing and distribution of any reports or communications to shareholders, including Prospectuses and Statements of Additional Information, annual or interim reports or proxy materials.

     9. TERM AND TERMINATION. This Agreement shall become effective on the date first written above or on such later date approved by the Trustees, including a majority of those Trustees who are not parties to this Agreement or interested persons (as such term is defined in

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the 1940 Act) thereof. Unless terminated as provided herein, the Agreement shall continue in full force and effect through NOVEMBER 30, 2006, and shall continue in effect from year to year thereafter for successive one (1) year periods if approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Trust or by a vote of the Trustees of the Trust, and (ii) by a vote of a majority of the Trustees of the Trust who are not interested persons or parties to this Agreement (other than as Trustees of the Trust), cast in person at a meeting called for the purpose of voting on this Agreement.

     This Agreement may be terminated at any time without penalty on at least sixty (60) days' notice by the Trustees or by a majority vote of its shareholders, with respect to the Trust by a majority vote of the shareholders of the capital stock of the Trust, or by you on sixty (60) days' notice.

     This Agreement shall terminate automatically in the event of its assignment.

     10. MISCELLANEOUS. This Agreement shall be subject to the laws of the State of New York provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, 1933 Act, or any rules or orders of the SEC thereunder. Additionally, this Agreement shall be interpreted and construed to further and promote the operation of the Trust as a closed-end investment company.

     11. STANDARD OF CARE. You shall be responsible for exercising reasonable care in carrying out the provisions of this Agreement.

     12. CERTIFICATE OF TRUST AND LIMITATION OF LIABILITY. A copy of the Certificate of Trust of the Trust is on file with the Secretary of State of Delaware, and notice is hereby given that this Agreement is executed by an officer of the Trust on behalf of the Trustees of the Trust, as Trustees and not individually, and that the obligations of this Agreement with respect to the Trust shall be binding upon the assets and properties of the Trust only and shall not be binding upon the assets or properties of the Trustees, officers, employees, agents or shareholders of the Trust individually.

     If the foregoing meets with your approval, please acknowledge your acceptance by signing each of the enclosed counterparts hereof and returning such counterparts to us, whereupon this shall constitute a binding agreement as of the date first above written.

                                     Very truly yours,

                                     ING GLOBAL EQUITY DIVIDEND AND PREMIUM
                                     OPPORTUNITY FUND


                                     By:  /s/ Robert S. Naka
                                          --------------------------------
                                             Robert S. Naka
                                             Senior Vice President

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Agreed to and Accepted:

ING FUNDS DISTRIBUTOR, LLC


By:  /s/ Michael J. Roland
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        Michael J. Roland
        Executive Vice President

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